Exhibit 4.3

TIME WARNER CABLE, LLC,

the guarantors named on Schedule I hereto,

the guarantors named on Schedule II hereto

and

THE BANK OF NEW YORK MELLON,
as Trustee

ELEVENTH SUPPLEMENTAL INDENTURE

Dated as of August 24, 2026

Supplemental to Indenture

Dated as of April 9, 2007

ELEVENTH SUPPLEMENTAL INDENTURE

THIS ELEVENTH SUPPLEMENTAL INDENTURE among TIME WARNER CABLE, LLC, a Delaware limited liability company (the “Company”), the guarantors named on Schedule I hereto (the “Cox Guarantors”), the guarantors named on Schedule II hereto (the “Charter Guarantors” and, together with the Cox Guarantors, the “New Guarantors”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”), is made and entered into as of August 24, 2026.

WITNESSETH

WHEREAS, the Company (as successor to Time Warner Cable Inc.), Time Warner Cable Enterprises LLC (as successor to Time Warner Entertainment Company, L.P., a Delaware limited partnership (“TWE”)), and the Trustee have heretofore executed and delivered an Indenture, dated as of April 9, 2007, as supplemented by the First Supplemental Indenture dated as of April 9, 2007, the Second Supplemental Indenture dated as of September 30, 2012, the Third Supplemental Indenture dated as of May 18, 2016, the Fourth Supplemental Indenture dated as of May 18, 2016 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of November 1, 2016 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of December 21, 2017, the Seventh Supplemental Indenture, dated as of July 27, 2018, the Eighth Supplemental Indenture, dated as of June 21, 2019 (the “Eighth Supplemental Indenture”), the Ninth Supplemental Indenture, dated as of September 6, 2019 and the Tenth Supplemental Indenture, dated as of November 19, 2020 (as so supplemented, the “Indenture”), providing for, among other things, (i) the issuance from time to time of the Company’s debentures, notes, bonds or other evidences of indebtedness (hereinafter called “Securities”) in one or more fully registered series and (ii) the guarantees of the Securities by the guarantors party thereof;

WHEREAS, Section 9.01(11) of the Indenture provides that the Company and the Trustee may enter into one or more supplemental indentures for the purpose of adding additional guarantors in respect of the Securities;

WHEREAS, on May 16, 2025, Charter Communications, Inc., a Delaware corporation (“Charter”), Charter Communications Holdings, LLC (“Charter Holdings”) and Cox Enterprises, Inc. (“Cox Enterprises”) entered into a Transaction Agreement pursuant to which Charter acquired the commercial fiber and managed IT and cloud services businesses of Cox Communications, Inc. (“Cox Communications”) and Cox Enterprises contributed the residential cable business of Cox Communications to Charter Holdings (the “Transactions”);

WHEREAS, in connection with the Transactions, the Company desires to add the New Guarantors as additional guarantors under the Indenture;

WHEREAS, Article Two, clause (b) of the Fourth Supplemental Indenture provides that the guarantee of each of the New Guarantors (as defined in the Fourth Supplemental Indenture) shall terminate and be of no further force or effect and each such New Guarantor shall be automatically released from all obligations under the Indenture, the Securities and such guarantee upon receipt by the Trustee of a certificate of a Responsible Officer of the Company certifying that such New Guarantor is released or relieved as an issuer or guarantor of its obligations of an item of Indebtedness For Borrowed Money (whether by repayment or otherwise) and not an issuer or guarantor of any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally or Ratably Secured Indebtedness (or such New Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its guarantee), and Article Two of the Fourth Supplemental Indenture further provides that the Trustee agrees to execute a supplemental indenture to evidence the release of any New Guarantor under such Article Two and any obligations under the Indenture upon the request of the Company in compliance with Section 1.02 of the Indenture;

WHEREAS, Article Three, clause (b) of the Fifth Supplemental Indenture provides that the guarantee of each of the Additional Guarantors (as defined in the Fifth Supplemental Indenture) shall terminate and be of no further force or effect and each such Additional Guarantor shall be automatically released from all obligations under the Indenture, the Securities and such guarantee upon receipt by the Trustee of a certificate of a Responsible Officer of the Company certifying that such Additional Guarantor is released or relieved as an issuer or guarantor of its obligations of an item of Indebtedness For Borrowed Money (whether by repayment or otherwise) and not an issuer or guarantor of any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally or Ratably Secured Indebtedness (or such Additional Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its guarantee), and Article Three of the Fifth Supplemental Indenture further provides that the Trustee agrees to execute a supplemental indenture to evidence the release of any Additional Guarantor under such Article Three and any obligations under the Indenture upon the request of the Company in compliance with Section 1.02 of the Indenture;

WHEREAS, Article Three, clause (b) of the Eighth Supplemental Indenture provides that the guarantee of each of the Other Guarantors (as defined in the Eighth Supplemental Indenture) shall terminate and be of no further force or effect and each such Other Guarantor shall be automatically released from all obligations under the Indenture, the Securities and such guarantee upon receipt by the Trustee of a certificate of a Responsible Officer of the Company certifying that such Other Guarantor is released or relieved as an issuer or guarantor of its obligations of an item of Indebtedness For Borrowed Money (whether by repayment or otherwise) and not an issuer or guarantor of any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally or Ratably Secured Indebtedness (or such Other Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its guarantee), and Article Three of the Eighth Supplemental Indenture further provides that the Trustee agrees to execute a supplemental indenture to evidence the release of any Other Guarantor under such Article Three and any obligations under the Indenture upon the request of the Company in compliance with Section 1.02 of the Indenture;

WHEREAS, as of the date hereof, each of the entities named on Schedule III hereto (the “Released Guarantors”) have been released from their obligations as guarantors under the Credit Agreement, and substantially concurrently herewith, each Released Guarantor will cease to be a guarantor of any Equally and Ratably Secured Indebtedness;

WHEREAS, Section 9.01(12) of the Indenture provides that the Company and the Trustee may enter into one or more supplemental indentures to make any other change that does not adversely affect the rights of the Holders (as defined in the Indenture) of any or all series of Securities;

WHEREAS, the Company and the New Guarantors have duly authorized the execution and delivery of this Eleventh Supplemental Indenture to provide for the addition of the New Guarantors and the release the guarantees by the Released Guarantors;

WHEREAS, this Eleventh Supplemental Indenture is being executed pursuant to and in accordance with Article Two of the Fourth Supplemental Indenture, Article Three of the Fifth Supplemental Indenture, Article Three of the Eighth Supplemental Indenture and Section 9.01 of the Indenture; and

WHEREAS, all things necessary to make this Eleventh Supplemental Indenture a valid agreement of the Company and the New Guarantors in accordance with its terms have been done.

NOW THEREFORE:

In consideration of the premises provided for herein, the Company, the New Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

Article One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01            Incorporation of Previous Documents.

This Eleventh Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together therewith, and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

Section 1.02            Definitions.

Except as otherwise expressly provided herein or unless the context otherwise requires, each capitalized term that is used in this Eleventh Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture. The terms “hereof,” “herein,” “hereunder” and other words of similar import refer to this Eleventh Supplemental Indenture.

Section 1.03            Parties.

Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Eleventh Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 1.04            Governing Law.

THIS ELEVENTH SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 1.05            Severability.

In case any provision in this Eleventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 1.06            Ratification of Indenture; Supplemental Indenture Part of Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Eleventh Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 1.07            Acceptance by Trustee.

The Trustee accepts the amendments to the Indenture effected by this Eleventh Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals or statements contained herein, which shall be taken as the statements of the parties hereto other than the Trustee and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Eleventh Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 1.08            Counterparts.

This Eleventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Eleventh Supplemental Indenture and of signature pages by PDF transmission shall constitute effective execution and delivery of this Eleventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by PDF shall be deemed to be their original signatures for all purposes.

Section 1.09            Interpretation.

This document shall not be used and is not intended to be used to interpret any other document or agreement other than the Indenture.

Section 1.10            Headings.

The headings of the Articles and the Sections in this Eleventh Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Article Two

RELEASE OF GUARANTEE

The Trustee hereby acknowledges, without recourse, representation or warranty, that the guarantee of each of the Released Guarantors has been terminated as of the date hereof and shall be of no further force or effect, and each of the Released Guarantors has been released from all obligations under the Indenture, the Securities and such guarantee.

Article Three

AGREEMENT TO GUARANTEE

By execution of this Eleventh Supplemental Indenture, each of the New Guarantors will fully, irrevocably and unconditionally guarantee, to each Holder of Securities and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities; provided that such guarantee shall terminate and be of no further force or effect and such New Guarantor shall be automatically released from all obligations hereunder and under the Indenture, any Securities and this guarantee if at least one of the following conditions has been met:

(a)            upon the occurrence of a Collateral Release Event;

(b)           at such time as such New Guarantor is either (in all cases whether by repayment or otherwise): (A) not an issuer or guarantor of any item of Indebtedness for Borrowed Money and any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such New Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its guarantee); or (B) released or relieved as an issuer or guarantor of its obligations of an item of Indebtedness for Borrowed Money and not an issuer or guarantor of any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such New Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its guarantee);

(c)            upon the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of (i) all or substantially all the assets of or (ii) any Equity Interests of the capital stock (including any sale, disposition or other transfer following which the applicable New Guarantor is no longer a Subsidiary), of such New Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

(d)           at such time such New Guarantor ceases to be guarantee obligations (whether by repayment or otherwise) under the Credit Agreement or any replacement thereof; and

(e)            upon the exercise of any legal defeasance option or covenant defeasance option under this Indenture or if any obligations relating to the Securities are discharged or defeased in accordance with the terms of this Indenture.

Unless otherwise defined herein, capitalized terms used in this Article Three shall have the meanings ascribed to them in that certain Indenture, dated as of July 23, 2015, as amended, supplemented and modified from time to time, by and among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and CCO Safari II, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, mutatis mutandis.

The Trustee agrees to execute a supplemental indenture to evidence the release of any New Guarantor hereunder and any obligations under the Indenture upon the request of the Company in compliance with Section 1.02 of the Indenture; provided that the release shall be effective whether or not such supplemental indenture is executed.

For the avoidance of doubt, none of the New Guarantors are Guarantors under the Indenture. The guarantee of the New Guarantors is granted solely pursuant to and in accordance with the terms set forth in this Article Three.

The Company hereby certifies to the Trustee that the issuer and guarantors of the Securities after giving effect to this Eleventh Supplemental Indenture are set forth on Schedule IV hereto.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed as of the day and year first written above.

TIME WARNER CABLE, LLC

By:	/s/ Jeffrey B. Murphy
	Name:	Jeffrey B. Murphy
	Title:	Senior Vice President, Corporate Finance and Development

THE GUARANTORS NAMED ON SCHEDULE I HERETO

By:	/s/ Jeffrey B. Murphy
	Name:	Jeffrey B. Murphy
	Title:	Authorized Signatory

THE GUARANTORS NAMED ON SCHEDULE II HERETO

By:	/s/ Jeffrey B. Murphy
	Name:	Jeffrey B. Murphy
	Title:	Senior Vice President, Corporate Finance and Development

[Signature Page to Eleventh Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Terence Rawlins
	Name:	Terence Rawlins
	Title:	Vice President[

[Signature Page to Eleventh Supplemental Indenture]

Schedule I

Cox Guarantors

BPRF Holdings, LLC, a Delaware limited liability company

CB Commercial Devices, LLC, a Delaware limited liability company

CCI Corporate Services, LLC, a Delaware limited liability company

CCI Devices, LLC, a Delaware limited liability company

Cox Advanced Services Arizona, LLC, a Delaware limited liability company

Cox Advanced Services Arkansas, LLC, a Delaware limited liability company

Cox Advanced Services California, LLC, a Delaware limited liability company

Cox Advanced Services Connecticut, LLC, a Delaware limited liability company

Cox Advanced Services Florida, LLC, a Delaware limited liability company

Cox Advanced Services Georgia, LLC, a Delaware limited liability company

Cox Advanced Services Idaho, LLC, a Delaware limited liability company

Cox Advanced Services Iowa, LLC, a Delaware limited liability company

Cox Advanced Services Kansas, LLC, a Delaware limited liability company

Cox Advanced Services Louisiana, LLC, a Delaware limited liability company

Cox Advanced Services Nebraska, LLC, a Delaware limited liability company

Cox Advanced Services Nevada, LLC, a Delaware limited liability company

Cox Advanced Services North Carolina, LLC, a Delaware limited liability company

Cox Advanced Services Ohio, LLC, a Delaware limited liability company

Cox Advanced Services Oklahoma, LLC, a Delaware limited liability company

Cox Advanced Services Rhode Island, LLC, a Delaware limited liability company

Cox Advanced Services Virginia, LLC, a Delaware limited liability company

Cox Arizona Telcom, L.L.C., a Delaware limited liability company

Cox Arkansas Telcom, L.L.C., a Delaware limited liability company

Cox California Telcom, L.L.C., a Delaware limited liability company

Cox Colorado Telcom, L.L.C., a Delaware limited liability company

Cox Communications Arizona, LLC, a Delaware limited liability company

Cox Communications California, LLC, a Delaware limited liability company

Cox Communications EBD Holdings, LLC, a Delaware limited liability company

Cox Communications Georgia, LLC, a Delaware limited liability company

Cox Communications Gulf Coast, LLC, a Delaware limited liability company

Cox Communications Hampton Roads, L.L.C., a Delaware limited liability company

Cox Communications Kansas, L.L.C., a Delaware limited liability company

Cox Communications Las Vegas, LLC, a Delaware limited liability company

Cox Communications Louisiana, L.L.C., a Delaware limited liability company

Cox Communications Missouri, LLC, a Delaware limited liability company

Cox Communications NCC, LLC, a Delaware limited liability company

Cox Communications Omaha, L.L.C., a Delaware limited liability company

Cox Communications Tower, LLC, a Delaware limited liability company

Cox Communications, LLC, a Delaware limited liability company

Cox Connecticut Telcom, L.L.C., a Delaware limited liability company

Cox Florida Telcom, L.P., a Delaware limited partnership

Cox HMS, LLC, a Delaware limited liability company

Cox Horizon Growth, LLC, a Delaware limited liability company

Cox Idaho Telcom, L.L.C., a Delaware limited liability company

Cox Iowa Telcom, L.L.C., a Delaware limited liability company

Cox Kansas Telcom, L.L.C., a Delaware limited liability company

Cox LAHC, LLC, a Delaware limited liability company

Cox Media, L.L.C., a Delaware limited liability company

Cox Missouri Telcom, LLC, a Delaware limited liability company

Cox Nebraska Telcom, L.L.C., a Delaware limited liability company

Cox Nevada Telcom, L.L.C., a Delaware limited liability company

Cox North Carolina Telcom, L.L.C., a Delaware limited liability company

Cox Ohio Telcom, L.L.C., a Delaware limited liability company

Cox Oklahoma Telcom, L.L.C., a Delaware limited liability company

Cox Rhode Island Telcom, L.L.C., a Delaware limited liability company

Cox TMI, LLC, a Delaware limited liability company

Cox Virginia Telcom, L.L.C., a Virginia limited liability company

COX WIRELESS ACCESS, LLC, a Delaware limited liability company

COX/CHARTER MASTER CABLE ADVERTISING, LLC, a Delaware limited liability company

CoxCom, LLC, a Delaware limited liability company

Fiber Platform Blocker, LLC, a Delaware limited liability company

FIBER PLATFORM HOLDINGS, LLC, a Delaware limited liability company

FIBER PLATFORM, LLC, a Delaware limited liability company

Hospitality Network Louisiana, L.L.C., a Delaware limited liability company

Hospitality Network Pennsylvania, LLC, a Delaware limited liability company

Hospitality Network, L.L.C., a Delaware limited liability company

Logicworks Systems, LLC, a Delaware limited liability company

RapidScale, LLC, a California limited liability company

TMI Partner Holdings, LLC, a Delaware limited liability company

Unite Private Networks-Illinois, L.L.C. a Delaware limited liability company

UPN Intermediate Holdings LLC, a Delaware limited liability company

Schedule II

Charter Guarantors

Charter Communications ASC, LLC

Charter Communications SSC, LLC

Schedule III

Released Guarantors

Time Warner Cable Information Services (Colorado), LLC

Time Warner Cable Information Services (Hawaii), LLC

Time Warner Cable Information Services (Idaho), LLC

Time Warner Cable Information Services (Illinois), LLC

Time Warner Cable Information Services (Indiana), LLC

Time Warner Cable Information Services (Kansas), LLC

Time Warner Cable Information Services (Kentucky), LLC

Time Warner Cable Information Services (Maine), LLC

Time Warner Cable Information Services (Massachusetts), LLC

Time Warner Cable Information Services (Michigan), LLC

Time Warner Cable Information Services (Missouri), LLC

Time Warner Cable Information Services (Nebraska), LLC

Time Warner Cable Information Services (New Hampshire), LLC

Time Warner Cable Information Services (New Jersey), LLC

Time Warner Cable Information Services (New Mexico) LLC

Time Warner Cable Information Services (New York), LLC

Time Warner Cable Information Services (North Carolina), LLC

Time Warner Cable Information Services (Ohio), LLC

Time Warner Cable Information Services (Pennsylvania), LLC

Time Warner Cable Information Services (South Carolina), LLC

Time Warner Cable Information Services (Tennessee), LLC

Time Warner Cable Information Services (Texas), LLC

Time Warner Cable Information Services (Virginia), LLC

Time Warner Cable Information Services (Washington), LLC

Time Warner Cable Information Services (West Virginia), LLC

Time Warner Cable Information Services (Wisconsin), LLC

TWC Media Blocker LLC

TWC Security LLC

TWC Wireless LLC

BHN Home Security Services, LLC

American Cable Entertainment Company, LLC

Bresnan Microwave of Montana, LLC

CC Systems, LLC

CCO Transfers, LLC

Charter Advanced Services (MN), LLC

Charter Advanced Services (MO), LLC

Charter Advanced Services VIII (MN), LLC

Charter Communications Entertainment I, LLC

Charter Communications Entertainment II, LLC

Charter Communications Operating Capital Corp.

Charter Communications Operating, LLC

Charter Communications VII, LLC

Charter Fiberlink - Alabama, LLC

Charter Fiberlink – Illinois, LLC

Charter Helicon, LLC

Falcon Cable Communications, LLC

Helicon Partners I, L.P.

Long Beach, LLC

Phone Transfers (AL), LLC

Phone Transfers (CA), LLC

Phone Transfers (GA), LLC

Phone Transfers (NC), LLC

Phone Transfers (TN), LLC

Phone Transfers (VA), LLC

The Helicon Group, L.P.

VOIP Transfers (AL), LLC

VOIP Transfers (CA) LLC

VOIP Transfers (GA), LLC

VOIP Transfers (NC), LLC

VOIP Transfers (TN), LLC

VOIP Transfers (VA), LLC

TC Technology LLC

TWC/Charter Los Angeles Cable Advertising, LLC

Schedule IV

Issuers and Guarantors of the Securities

BPRF Holdings, LLC, a Delaware limited liability company

Bresnan Broadband Holdings, LLC

CB Commercial Devices, LLC, a Delaware limited liability company

CCI Corporate Services, LLC, a Delaware limited liability company

CCI Devices, LLC, a Delaware limited liability company

CCO Holdings, LLC

CCO NR Holdings, LLC

Charter Communications ASC, LLC

Charter Communications SSC, LLC

Charter Communications VI HoldCo, LLC

Charter Communications VI, L.L.C.

Charter Communications, LLC

Charter Distribution, LLC

Charter Leasing Holding Company, LLC

Charter Procurement Leasing, LLC

Cox Advanced Services Arizona, LLC, a Delaware limited liability company

Cox Advanced Services Arkansas, LLC, a Delaware limited liability company

Cox Advanced Services California, LLC, a Delaware limited liability company

Cox Advanced Services Connecticut, LLC, a Delaware limited liability company

Cox Advanced Services Florida, LLC, a Delaware limited liability company

Cox Advanced Services Georgia, LLC, a Delaware limited liability company

Cox Advanced Services Idaho, LLC, a Delaware limited liability company

Cox Advanced Services Iowa, LLC, a Delaware limited liability company

Cox Advanced Services Kansas, LLC, a Delaware limited liability company

Cox Advanced Services Louisiana, LLC, a Delaware limited liability company

Cox Advanced Services Nebraska, LLC, a Delaware limited liability company

Cox Advanced Services Nevada, LLC, a Delaware limited liability company

Cox Advanced Services North Carolina, LLC, a Delaware limited liability company

Cox Advanced Services Ohio, LLC, a Delaware limited liability company

Cox Advanced Services Oklahoma, LLC, a Delaware limited liability company

Cox Advanced Services Rhode Island, LLC, a Delaware limited liability company

Cox Advanced Services Virginia, LLC, a Delaware limited liability company

Cox Arizona Telcom, L.L.C., a Delaware limited liability company

Cox Arkansas Telcom, L.L.C., a Delaware limited liability company

Cox California Telcom, L.L.C., a Delaware limited liability company

Cox Colorado Telcom, L.L.C., a Delaware limited liability company

Cox Communications Arizona, LLC, a Delaware limited liability company

Cox Communications California, LLC, a Delaware limited liability company

Cox Communications EBD Holdings, LLC, a Delaware limited liability company

Cox Communications Georgia, LLC, a Delaware limited liability company

Cox Communications Gulf Coast, LLC, a Delaware limited liability company

Cox Communications Hampton Roads, L.L.C., a Delaware limited liability company

Cox Communications Kansas, L.L.C., a Delaware limited liability company

Cox Communications Las Vegas, LLC, a Delaware limited liability company

Cox Communications Louisiana, L.L.C., a Delaware limited liability company

Cox Communications Missouri, LLC, a Delaware limited liability company

Cox Communications NCC, LLC, a Delaware limited liability company

Cox Communications Omaha, L.L.C., a Delaware limited liability company

Cox Communications Tower, LLC, a Delaware limited liability company

Cox Communications, LLC, a Delaware limited liability company

Cox Connecticut Telcom, L.L.C., a Delaware limited liability company

Cox Florida Telcom, L.P., a Delaware limited partnership

Cox HMS, LLC, a Delaware limited liability company

Cox Horizon Growth, LLC, a Delaware limited liability company

Cox Idaho Telcom, L.L.C., a Delaware limited liability company

Cox Iowa Telcom, L.L.C., a Delaware limited liability company

Cox Kansas Telcom, L.L.C., a Delaware limited liability company

Cox LAHC, LLC, a Delaware limited liability company

Cox Media, L.L.C., a Delaware limited liability company

Cox Missouri Telcom, LLC, a Delaware limited liability company

Cox Nebraska Telcom, L.L.C., a Delaware limited liability company

Cox Nevada Telcom, L.L.C., a Delaware limited liability company

Cox North Carolina Telcom, L.L.C., a Delaware limited liability company

Cox Ohio Telcom, L.L.C., a Delaware limited liability company

Cox Oklahoma Telcom, L.L.C., a Delaware limited liability company

Cox Rhode Island Telcom, L.L.C., a Delaware limited liability company

Cox TMI, LLC, a Delaware limited liability company

Cox Virginia Telcom, L.L.C., a Virginia limited liability company

COX WIRELESS ACCESS, LLC, a Delaware limited liability company

COX/CHARTER MASTER CABLE ADVERTISING, LLC, a Delaware limited liability company

CoxCom, LLC, a Delaware limited liability company

DukeNet Communications, LLC

Fiber Platform Blocker, LLC, a Delaware limited liability company

FIBER PLATFORM HOLDINGS, LLC, a Delaware limited liability company

FIBER PLATFORM, LLC, a Delaware limited liability company

Hospitality Network Louisiana, L.L.C., a Delaware limited liability company

Hospitality Network Pennsylvania, LLC, a Delaware limited liability company

Hospitality Network, L.L.C., a Delaware limited liability company

Logicworks Systems, LLC, a Delaware limited liability company

RapidScale, LLC, a California limited liability company

Spectrum Advanced Services, LLC

Spectrum Gulf Coast, LLC

Spectrum Mid-America, LLC

Spectrum Mobile Equipment, LLC

Spectrum Mobile, LLC

Spectrum New York Metro, LLC

Spectrum NLP, LLC

Spectrum Northeast, LLC

Spectrum Oceanic, LLC

Spectrum Originals Development, LLC

Spectrum Originals, LLC

Spectrum Pacific West, LLC

Spectrum Reach, LLC

Spectrum RSN, LLC

Spectrum Southeast, LLC

Spectrum Sunshine State, LLC

Spectrum TV Essentials, LLC

Spectrum Wireless Holdings, LLC

Time Warner Cable Enterprises LLC

Time Warner Cable, LLC

TMI Partner Holdings, LLC, a Delaware limited liability company

TWC Administration LLC

TWC Communications, LLC

TWC SEE Holdco LLC

Unite Private Networks-Illinois, L.L.C. a Delaware limited liability company

UPN Intermediate Holdings LLC, a Delaware limited liability company